                      SAXON ASSET SECURITIES TRUST 1999-4

                    MORTGAGE LOAN ASSET BACKED CERTIFICATES



                                 SERIES 1999-4



                                TRUST AGREEMENT


                         dated as of November 1, 1999


                                     among


                        SAXON ASSET SECURITIES COMPANY,

                                 as Depositor


                             SAXON MORTGAGE, INC.,

                              as Master Servicer


                                      and


                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,

                                  as Trustee

                               TABLE OF CONTENTS


Article I Definitions.........................................................      1

 Section 1.01.  Standard Terms; Section References............................      1
 Section 1.02.  Defined Terms.................................................      3

Article II Formation of Trust; Conveyance of Mortgage Loans...................     12

 Section 2.01.  Conveyance of Mortgage Loans..................................     12
 Section 2.02.  Purchase of Subsequent Mortgage Loans.........................     12
 Section 2.03.  Pre-Funding Account and Capitalized Interest Account..........     14

Article III REMITTING TO CERTIFICATEHOLDERS...................................     15

 Section 3.01.  Certificate Distributions.....................................     15
 Section 3.02.  Reports to the Depositor and the Trustee:.....................     16
 Section 3.03.  Reports by Master Servicer....................................     17

Article IV The Certificates...................................................     18

 Section 4.01.  The Certificates..............................................     18
 Section 4.02.  Denominations.................................................     18

Article V Miscellaneous Provisions............................................     19

 Section 5.01.  Request for Opinions..........................................     19
 Section 5.02.  Form of Certificates; Schedules and Exhibits; Governing Law...     19
 Section 5.03.  REMIC Administration..........................................     19
 Section 5.04.  Optional Termination..........................................     19
 Section 5.05.  Master Servicer; Certificate Registrar and Paying Agent.......     20

Schedule I:    The Mortgage Loans
Schedule II:   Sales Agreement and Servicing Agreement
Schedule III:  Form of Subsequent Sales Agreement
Exhibit AV     1:    Form of Class AV-1 Certificate
Exhibit MV:    1:    Form of Class MV-1 Certificate
               2:    Form of Class MV-2 Certificate
Exhibit BV:    1:    Form of Class BV-1 Certificate
Exhibit R:           Form of Class R Certificate
Exhibit I:           Reportable Exceptions
Exhibit J:           Form of Remittance Agency Agreement
Exhibit K:           Form of Security Release Certification

                                TRUST AGREEMENT

     THIS TRUST AGREEMENT dated as of November 1, 1999 (this "Agreement"), among SAXON ASSET SECURITIES COMPANY, a Virginia corporation (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as Master Servicer (the "Master Servicer"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as Trustee, under this Agreement and the Standard Terms to Trust Agreement (July 1998 Edition) (the "Standard Terms"), all the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Trust Agreement").

                            PRELIMINARY STATEMENT

    The Board of Directors of the Depositor has duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $370,000,000 to be known as the Saxon Asset Securities Trust 1999-4, Mortgage Loan Asset Backed Certificates, Series 1999-4 (the "Certificates"). The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the following: the Class AV-1, Class MV-1, Class MV-2, Class BV-1 and Class R Certificates.

    In accordance with Section 10.01 of the Standard Terms, the Trustee will make elections to treat certain assets of the Trust as a real estate mortgage investment conduit for federal income tax purposes.

    NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   Article I

                                  Definitions

     Section 1.01.  Standard Terms; Section References

     (a) The Standard Terms prescribe the duties, responsibilities and obligations of the Depositor, the Master Servicer and the Trustee with respect to the Certificates. The Depositor, the Master Servicer, and the Trustee agree to observe and perform such duties, responsibilities and obligations to the extent they are not inconsistent with the provisions of this Agreement and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms as of the Closing Date, as modified by Sections
1.01 and 1.02 hereof, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     (b) Unless otherwise specified herein, all references in this Agreement to sections shall mean sections contained in this Agreement.

     (c) Upon the occurrence of a Trigger Event, the Trustee shall advise the Certificateholders of that fact and, if requested to do so by the holders of Certificates representing a majority of the Voting Rights, the Trustee shall terminate Meritech as the Servicer.

     (d) The definition of "Guide" in the Standard Terms is amended to read as follows:

          "Unless otherwise provided in the Trust Agreement, the SMI Underwriting Manual and Shipping Manual, as supplemented and amended from time to time through the Closing Date."

     (e) The definition of "Trustee Mortgage Loan File" in the Standard Terms is amended to:

          (i) add the following immediately after the words "original Mortgage Note" in subparagraph (a):

               "or lost note affidavits in lieu thereof, provided the total original principal balances of such Mortgage Loans evidenced by such affidavits do not exceed in the aggregate 5% of the total original principal balances of the Mortgage Loans on the Mortgage Loan Schedule,"

          (ii) add the following immediately after the words "buydown agreement" in subparagraph (a) and immediately after the words "or riders thereto" in subparagraph (b):

                "in each case as has been identified on the Mortgage Loan Schedule"

          (iii) add the following immediately after the words "endorsements from the originator" in subparagraph (a) and immediately after the words "related Servicer, Trustee or Custodian, as applicable," in subparagraph (c):

                "(provided, however, that SMI may direct such originator to endorse the Mortgage Note directly to the Custodian pursuant to the Guide)" and

          (iv) add the following immediately after the words "assignment of the Security Instrument" in subparagraph (c) and (d):

                ",regardless of the date of such assignment or the date of the acknowledgment thereon,"

     (f) Section 2.02(a) of the Standard Terms is amended by adding a new paragraph at the end thereof, to read as follows:

                In order to facilitate sales and deliveries of Mortgage Loans pursuant to the Trust Agreement, the Trustee may execute and deliver one or more remittance agency agreements in substantially the form of Exhibit J hereto, or such other similar form as may be attached to the Trust Agreement (each, a "Remittance Agency Agreement"), and in such event the Trustee: (i) shall perform the duties of Remittance Agent (as that term is defined in the related Remittance Agency Agreement); and (ii) may accept as conclusive evidence of the release of the related security interests one or more security release certifications in substantially the form attached as Exhibit K hereto, or such other similar form as may be attached to the Trust Agreement (each, a "Security Release Certification")."

     (g) Section 2.02(b)(iv) of the Standard Terms is amended to read as follows:

          "(iv) such documents have been reviewed by it, or by a Custodian on its behalf, relate to such Mortgage Loan and are not torn or mutilated; and"

     (h) Section 2.02 of the Standard Terms is amended by adding a new paragraph (g) immediately following paragraph (f) thereof to read as follows:

          "(g) During the Custodian's review, the Custodian will report the exceptions set forth on Exhibit I hereto and shall be under no duty or obligation to report any other exceptions to a Mortgage File. Exhibit I may be replaced from time to time with the consent of the Depositor, the Trustee and the Master Servicer."

     (i) Section 2.02(b)(v)(D) of the Standard Terms is amended to add the following immediately after the words "Instrument from the Seller":

          ", or from the originator of the related Mortgage Loan to the Custodian as the case may be,"

     (j) Section 3.06 of the Standard Terms is amended by adding a new paragraph at the end to read as follows:

          "The Master Servicer or Servicer may provide an electronic transmission for release of documents in a form which complies in all respects to the requirements of FNMA or GNMA or in a form mutually acceptable to the Custodian and either the Master Servicer or Servicer, and is agreed to in advance of initial transmission by both the Master Servicer or Servicer, as applicable, and the Custodian, containing information readable without intervention by the Custodian's data processing operations computer hardware and software staff, and arranged in a record layout to be specified by the Custodian. The Master Servicer and Servicer agree to maintain and control access to electronic signature information and assume liability for any unauthorized use thereof. The Master Servicer and Servicer also agree to maintain accurate records of electronic transactions related to the Mortgage Files. For purposes of this Agreement the term "electronic signature" is defined as an "electronic identifier intended by the person using it to have the same force and effect as the use of a manual signature."

     (k) Section 8.05 of the Standard Terms is amended to add the following immediately after the words "or the duties of the Custodian under any custodial agreement" in the third sentence thereof:

          "(including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee's sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Security Instrument or Mortgage Loan)"

     Section 1.02.  Defined Terms.

     Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms. In addition, the following provisions shall govern the defined terms set forth below for the Trust Agreement. If a term defined in the Standard Terms is also defined herein, the definition herein shall control.

     "Accrual Period": With respect to the Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

     "Assumed Principal Balance": As of any Distribution Date, the sum of (i) the Scheduled Principal Balance of the Mortgage Loans as of such Distribution Date plus (ii) the aggregate amount on deposit in the Pre-Funding Account (less all amounts representing investment earnings thereon).

     "Assumed Investment Rate": 3.00%.

     "Available Funds Cap": As of any Distribution Date, the weighted average of the Net Rates on the Mortgage Loans (weighted on the basis of the principal balances thereof as of the first day of the month preceding the month of such Distribution Date).

     "Book-Entry Certificates": The Class AV-1, Class MV-1, Class MV-2 and Class BV-1 Certificates except to the extent provided in Section 5.03 of the Standard Terms.

     "Capitalized Interest Account": The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.03.

     "Capitalized Interest Requirement": With respect to each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period, the excess of (i) the Current Interest for each Class of Certificates for such Distribution Date over (ii) one month's interest on the aggregate Scheduled Principal Balance of the Mortgage Loans calculated at the weighted average Net Rate for the related Master Servicer Remittance Date.

     "Certificate": Any of the Class AV-1, Class MV-1, Class MV-2, Class BV-1 and Class R Certificates.

     "Certificate Principal Balance": As to any Class of Certificates and any date of determination, such Class' initial Certificate Principal Balance as reduced by (i) amounts representing principal previously distributed to such Class, (ii) the amount of Realized Losses previously allocated to such class and
(iii) amounts representing prepayments from the Pre-Funding Account distributed to such Class. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not further reduce the Certificate Principal Balance of such Class.

          "Certificate Registrar": Chase Bank of Texas, National Association, a national banking association, and its successors and assigns in such capacity.

          "Class": Any of Class AV-1, Class MV-1, Class MV-2, Class BV-1 and Class R.

     "Class AV-1 Certificate": Any Certificate designated as a "Class AV-1 Certificate" on the face thereof, in the form of Exhibit AV-1 hereto representing the right to distributions as set forth herein.

     "Class AV-1 Certificate Principal Balance": The Certificate Principal Balance of the Class AV-1 Certificates.

     "Class AV-1 Certificates Carryover": If on any Distribution Date the Class AV-1 Pass-Through Rate is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class AV-1 Certificates would be entitled to receive on such Distribution Date had the Class AV-1 Pass-Through Rate not been calculated based on the Available Funds Cap (but not more than the weighted average of the Maximum Lifetime Mortgage Interest Rates on the Mortgage Loans less the Servicing Fee Rate and the Master Servicing Fee Rate) over (ii) the amount of interest such Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap).

     "Class AV-1 Current Interest": With respect to any Distribution Date, the interest accrued on the Class AV-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class AV-1 Pass-Through Rate plus any amount previously distributed with respect to interest for Class AV-1 that is recovered during the related Accrual Period as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order; provided, however, Class AV-1 Current Interest shall not include any Class AV-1 Certificates Carryover.

     "Class AV-1 Interest Carry Forward Amount": With respect to any Distribution Date, the sum of (i) the excess of (A) Class AV-1 Current Interest with respect to prior Distribution Dates (excluding any Class AV-1 Certificates Carryover) over (B) the amount actually distributed to Class AV-1 with respect to interest (other than in respect of Class AV-1 Certificate Carryover) on such prior Distribution Dates and (ii) interest on such excess at the Class AV-1 Pass-Through Rate for the related Accrual Period.

     "Class AV-1 Pass-Through Rate": With respect to any Distribution Date, the lesser of (x) One Month LIBOR plus, in the case of any Distribution Date prior to the Initial Optional Termination Date, 0.350% per annum, or in the case of any Distribution Date that occurs on or after the Initial Optional Termination Date, plus 0.700% per annum and (y) the Available Funds Cap for such Distribution Date.

     "Class AV-1 Principal Distribution Amount": With respect to any Distribution Date before the Stepdown Date or as to which a Trigger Event has occurred, 100% of the Principal Distribution Amount for such Distribution Date and with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event has not occurred, the excess of (i) the Class AV-1 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 55.12% of the Assumed Principal Balance of on the preceding Due Date and (B) the excess of (I) the Assumed Principal Balance on the preceding Due Date over (II) $1,850,000.

     "Class MV-1 Applied Realized Loss Amount": As to any Distribution Date, the sum of the Realized Losses which have been applied in reduction of the Certificate Principal Balance of the Class.

     "Class MV-2 Applied Realized Loss Amount": As to any Distribution Date, the sum of the Realized Losses which have been applied in reduction of the Certificate Principal Balance of the Class.

M V-1 Certificates pursuant to Section 3.01(e)(iii) hereof.

     "Class MV-1 Certificate": Any Certificate designated as a "Class MV-1 Certificate" on the face thereof, in the form of Exhibit MV-1 hereto representing the right to distributions as set forth herein.

     "Class MV-1 Certificate Principal Balance": The Certificate Principal Balance of the Class MV-1 Certificates.

     "Class MV-1 Certificates Carryover": If on any Distribution Date the Class MV-1 Pass-Through Rate is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class MV-1 Certificates would be entitled to receive on such Distribution Date had the Class MV-1 Pass-Through Rate not been calculated based on the Available Funds Cap (but not more than the weighted average of the Mortgage Interest Rates on the Mortgage Loans less the Servicing Fee Rate and the Master Servicing Fee Rate) over (ii) the amount of interest such Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap).

     "Class MV-1 Current Interest": With respect to any Distribution Date, the interest accrued on the Class MV-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class MV-1 Pass-Through Rate plus any amount previously distributed with respect to interest for Class MV-1 that is recovered during the related Accrual Period as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order; provided, however, Class MV-1 Current Interest shall not include any Class MV-1 Certificates Carryover.

     "Class MV-1 Interest Carry Forward Amount": With respect to any Distribution Date, the sum of (i) the excess of (A) Class MV-1 Current Interest with respect to prior Distribution Dates (excluding any Class MV-1 Certificates Carryover) over (B) the amount actually distributed to Class MV-1 with respect to interest (other than in respect of Class MV-1 Certificate Carryover) on such prior Distribution Dates and (ii) interest on such excess at the Class MV-1 Pass-Through Rate for the related Accrual Period.

     "Class MV-1 Pass-Through Rate": With respect to any Distribution Date, the lesser of (x) One Month LIBOR plus, in the case of any Distribution Date prior to the Initial Optional Termination Date, 0.630% per annum, or in the case of any Distribution Date that occurs on or after the Initial Optional Termination Date, plus 0.945% per annum and (y) the Available Funds Cap for such Distribution Date.

     "Class MV-1 Principal Distribution Amount": With respect to any Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect (subject to the proviso set forth in Section 3.01(b) hereof), the excess of (i) the sum of (A) the Class AV-1 Certificate Principal Balance after giving effect to distributions on such Distribution Date and (B) the Class MV-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 70.02% of the Assumed Principal Balance on the preceding Due Date and (B) the excess of (I) the Assumed Principal Balance on the preceding Due Date over (II) $1,850,000.

     "Class MV-1 Unpaid Realized Loss Amount": As to any Distribution Date, the excess of (i) the Class MV-1 Applied Realized Loss Amount over (ii) the sum of all amounts distributed to the Class MV-1 Certificates on all previous Distribution Dates pursuant to Section 3.01(c)(iii) hereof.

MV-2 Certificates pursuant to Section 3.01(e)(ii) hereof.

     "Class MV-2 Certificate": Any Certificate designated as a "Class MV-2 Certificate" on the face thereof, in the form of Exhibit MV-2 hereto representing the right to distributions as set forth herein.

     "Class MV-2 Certificate Principal Balance": The Certificate Principal Balance of the Class MV-2 Certificates.

     "Class MV-2 Certificates Carryover": If on any Distribution Date the Class MV-2 Pass-Through Rate is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class MV-2 Certificates would be entitled to receive on such Distribution Date had the Class MV-2 Pass-Through Rate not been calculated based on the Available Funds Cap (but not more than the weighted average of the Mortgage Interest Rates on the Mortgage Loans less the Servicing Fee Rate and the Master Servicing Fee Rate) over (ii) the amount of interest such Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap).

     "Class MV-2 Current Interest": With respect to any Distribution Date, the interest accrued on the Class MV-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class MV-2 Pass-Through Rate plus any amount previously distributed with respect to interest for Class MV-2 that is recovered during the related Accrual Period as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order; provided, however, Class MV-2 Current Interest shall not include any Class MV-2 Certificates Carryover.

     "Class MV-2 Interest Carry Forward Amount": With respect to each Distribution Date, the sum of (i) the excess of (A) Class MV-2 Current Interest with respect to prior Distribution Dates (excluding any Class MV-2 Certificates Carryover) over (B) the amount actually distributed to Class MV-2 with respect to interest (other than in respect of Class MV-2 Certificate Carryover) on such prior Distribution Dates and (ii) interest on such excess at the Class MV-2 Pass-Through Rate for the related Accrual Period.

     "Class MV-2 Pass-Through Rate": With respect to any Distribution Date, the lesser of (x) One Month LIBOR plus, in the case of any Distribution Date prior to the Initial Optional Termination Date, 1.200% per annum, or in the case of any Distribution Date that occurs on or after the Initial Optional Termination Date, plus 1.800% per annum and (y) the Available Funds Cap for such Distribution Date.

     "Class MV-2 Principal Distribution Amount": With respect to any Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect (subject to the proviso set forth in Section 3.01(b) hereof), the excess of (i) the sum of (A) the Class AV-1 Certificate Principal Balance,
(B) the Class MV-2 Certificate Principal Balance, in each case after giving effect to distributions on such Distribute Date, and (C) the Class MV-2 Certificate Principal Amount immediately prior to such Distribution Date over
(ii) the lesser of (A) 81.02% of the Assumed Principal Balance on the preceding Due Date and (B) the excess of (I) the Assumed Principal Balance on the preceding Due Date over (II) $1,850,000.

     "Class MV-2 Unpaid Realized Loss Amount": As to any Distribution Date, the excess of (i) the Class MV-2 Applied Realized Loss Amount over (ii) the sum of all amounts distributed to the Class MV-2 Certificates on all previous Distribution Dates pursuant to Section 3.01(c)(v) hereof.

     "Class BV-1 Applied Realized Loss Amount: As to any Distribution Date, the sum of the Realized Losses which have been applied in reduction of the Certificate Principal Balance of the Class BV-1 Certificates pursuant to Section 3.01(e)(i) hereof.

     "Class BV-1 Certificate": Any Certificate designated as a "Class BV-1 Certificate" on the face thereof, in the form of Exhibit BV-1 hereto representing the right to distributions as set forth herein.

     "Class BV-1 Certificate Principal Balance": The Certificate Principal Balance of the Class BV-1 Certificates.

     "Class BV-1 Certificates Carryover": If on any Distribution Date the Class BV-1 Pass-Through Rate is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class BV-1 Certificates would be entitled to receive on such Distribution Date had the Class BV-1 Pass-Through Rate not been calculated based on the Available Funds Cap (but not more than the weighted average of the Mortgage Interest Rates on the Mortgage Loans less the Servicing Fee Rate and the Master Servicing Fee Rate) over (ii) the amount of interest such Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap).

     "Class BV-1 Current Interest": With respect to any Distribution Date, the interest accrued on the Class BV-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class BV-1 Pass-Through Rate plus any amount previously distributed with respect to interest for Class BV-1 that is recovered during the related Accrual Period as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order; provided, however, Class BV-1 Current Interest shall not include any Class BV-1 Certificates Carryover.

     "Class BV-1 Interest Carry Forward Amount": With respect to each Distribution Date, the sum of (i) the excess of (A) Class BV-1 Current Interest with respect to prior Distribution Dates (excluding any Class BV-1 Certificates Carryover) over (B) the amount actually distributed to Class BV-1 with respect to interest (other than in respect of Class BV-1 Certificate Carryover) on such prior Distribution Dates and (ii) interest on such excess at the Class BV-1 Pass-Through Rate for the related Accrual Period.

     "Class BV-1 Pass-Through Rate": With respect to any Distribution Date, the lesser of (x) One Month LIBOR plus, in the case of any Distribution Date prior to the Initial Optional Termination Date, 3.000% per annum, or in the case of any Distribution Date that occurs on or after the Initial Optional Termination Date, plus 4.500% per annum and (y) the Available Funds Cap for such Distribution Date.

     "Class BV-1 Principal Distribution Amount": With respect to any Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect (subject to the proviso set forth in Section 3.01(b) hereof), the excess of (i) the sum of (A) the Class AV-1 Certificate Principal Balance,
(B) the Class MV-1 Certificate Principal Balance, (C) the Class MV-2 Certificate Principal Balance, in each case after giving effect to distributions on such Distribute Date, and (D) the Class BV-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 91.10% of the Assumed Principal Balance on the preceding Due Date and (B) the excess of
(I) the Assumed Principal Balance on the preceding Due Date over (II)
$1,850,000.

     "Class BV-1 Unpaid Realized Loss Amount": As to any Distribution Date, the excess of (i) the Class BV-1 Applied Realized Loss Amount over (ii) the sum of all amounts distributed to the Class BV-1 Certificates on all previous Distribution Dates pursuant to Section

3.01(c)(vii) hereof.

     "Class R Certificate": Any of the Certificates designated as a "Class R Certificate" on the face thereof, in the form of Exhibit R hereto and evidencing an interest designated as the "residual interest" in the REMIC established hereunder for purposes of the REMIC Provisions.

     "Closing Date": November 22, 1999.

     "Current Interest": As to any Class, the definition therefor having the corresponding designation as such Class.

     "Custodian": Chase Bank of Texas, National Association, a national banking association, and its successors and assigns in such capacity.

     "Cut-Off Date": As of the close of business on November 1, 1999.

     "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the last day of the Prepayment Period immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the last day of the Prepayment Period of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

     "Delinquency Percentage": For each Distribution Date, the Scheduled Principal Balance of the Mortgage Loans that, as of such Distribution Date, are 60 or more days Delinquent as a percentage of the Scheduled Principal Balance of the Mortgage Loans.

     "Designated Class": There is no designated Class for purposes of Section
9.02 of the Standard Terms.

     "Distribution Amount": As to each Distribution Date and Class of Certificates, the aggregate amount to be distributed to such Class on such date pursuant to Section 3.01 hereof.

     "Distribution Date": The 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing December 27, 1999.

     "Extra Principal Distribution Amount": With respect to any Distribution Date, to the extent of Interest Funds pursuant to Section 3.01(a)(v), an amount equal to the excess of (i) the sum of (A) the aggregate Certificate Principal Balance of the Certificates and (B) prior to the Stepdown Date, 4.45% of the Assumed Principal Balance as of the Cut-Off Date and (C) on and after the Stepdown Date, the greater of (x) 8.90% of the Assumed Principal Balance and (y) 0.50% of the Assumed Principal Balance as of the Cut-Off Date over (ii) the Assumed Principal Balance on the preceding due date.

     "Funding Period": The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000,
(ii) the date on which an Event of Default occurs and (iii) February 18, 2000.

     "Initial Capitalized Interest Amount": $1,877,646.

     "Initial Optional Termination Date": The Distribution Date immediately following the Due Period with respect to which the aggregate Scheduled Principal Balances of the Mortgage Loans have declined to less than 10% of the sum of (i) the aggregate Scheduled Principal Balances as of the Cut-Off Date of the Mortgage Loans acquired by the Trust on the Closing Date and (ii) amounts deposited into the Pre-Funding Account on the Closing Date.

     "Interest Carry Forward Amount": As to any Class, the definition therefor having the corresponding designation as such Class.

     "Interest Determination Date": With respect to the first Accrual Period for the Certificates, November 18, 1999, and with respect to any subsequent Accrual Period for the Certificates, the second London Business Day preceding such Accrual Period.

    "Interest Funds": With respect to any Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period less the Servicing Fee and the Master Servicing Fee, (ii) all Advances relating to interest, (iii) all Month End Interest and (iv)

Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms.

     "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     "Master Servicer": Saxon Mortgage, Inc., a Virginia corporation, and its successors and assigns in such capacity.

     "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

     "Master Servicer Reporting Date": The opening of business on the third Business Day preceding each Distribution Date.

     "Master Servicing Fee": With respect to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balance on the first day of the Due Period preceding such Master Servicer Remittance Date.

     "Master Servicing Fee Rate": 0.05% per annum.

     "Meritech": Meritech Mortgage Services, Inc., a Texas corporation.

     "Moody's": Moody's Investors Service, Inc., and its successors (99 Church Street, New York, New York 10007).

     "Mortgage Loans": The mortgage loans listed on Schedule I.

     "Net Rate": As to each Mortgage Loan and Distribution Date, the related Mortgage Interest Rate less the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

     "Notice Address": For purposes of Section 11.05 of the Standard Terms, the addresses of the Depositor, the Master Servicer and the Trustee, are as follows:

     (i)    If to the Depositor:

               Saxon Asset Securities Company
               4880 Cox Road
               Glen Allen, Virginia 23060

     (ii)   If to the Master Servicer:
               Saxon Mortgage, Inc.
               4880 Cox Road
               Glen Allen, Virginia 23060

     (iii)  If to the Trustee:
               Chase Bank of Texas, National Association
               600 Travis, 10th Floor
               Houston, Texas 77002
               Attention:  Capital Markets Fiduciary Services - Saxon 1999-4

     "One Month LIBOR": As of any Interest Determination Date, the rate for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Master Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Master Servicer shall review Telerate Page 3750 at the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One Month LIBOR for each Interest Determination Date.

    "Original Pre-Funded Amount":  $119,510,205.

    "Overcollateralization Amount": With respect to any Distribution Date, the excess of (i) the Assumed Principal Balance on that Distribution date over (ii) the aggregate Certificate Principal Balance of the Certificates after giving effect to principal distributions on such Distribution Date.

     "Overfunded Interest Amount": With respect to each Subsequent Sales Date, the excess of (i) interest accruing from the related Subsequent Cut-Off Date to the Distribution Date immediately following the last date on which the Funding Period may then end on the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Sales Date, calculated at a rate equal to the weighted average of the Class AV-1 Pass-Through Rate, the Class MV-1 Pass-Through Rate, the Class MV-2 Pass-Through Rate and the Class BV-1 Pass-Through Rate over (ii) interest accruing from such Subsequent Cut-Off Date to such Distribution Date on the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Sales Date, calculated at the Assumed Investment Rate.

     "Paying Agent": Chase Bank of Texas, National Association, a national banking association, and its successors and assigns in such capacity.

     "Pre-Funding Account": The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.03.

     "Pre-Funding Account Earnings": With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, the actual investment earnings during the related Prepayment Period on the Pre-Funded Amount as calculated by the Master Servicer (based on information supplied by the Trustee) pursuant to
Section 2.03(c) hereof.

    "Pre-Funded Amount": With respect to any Master Servicer Reporting Date, the amount remaining on deposit in the Pre-Funding Account (exclusive of any Pre-Funding Account Earnings).

     "Principal Distribution Amount": With respect to any Distribution Date, the excess of (A) the sum of (i) the Principal Funds and (ii) the Extra Principal Distribution Amount, in each case, for such Distribution Date over (B) the Released Principal Amount. On the Distribution Date in February 2000, the Principal Distribution Amount will be increased by amounts remaining in the Pre-Funding Account.

    "Principal Funds": With respect to any Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, the sum, without duplication, of (i) all scheduled principal collected by the Servicers during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) prepayments collected by the Servicers in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan repurchased by the Depositor, (iv) any Substitution Shortfall, (v) all Liquidation Proceeds collected by the Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal) and (vi) with respect to the Distribution Date immediately following the end of the Funding Period, the related Pre-Funded Amount less all non-recoverable Advances relating to principal reimbursed during the related Due Period.

     "Private Certificate": Any of the Class R Certificates.

     "Private Subordinated Certificate": Any of the Class R Certificates.

     "Public Subordinated Certificate": Any of the Class MV-1, Class MV-2 and Class BV-1 Certificates.

     "Rating Agency": Each of Moody's and S&P (or, if any such agency or a successor is no longer in existence, such other nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee).

     "Realized Loss Percentage": For each Distribution Date, Realized Losses since the Cut-Off Date with respect to the Mortgage Loans as a percentage of the Scheduled Principal Balance as of the Cut-Off Date.

     "Reference Banks": Leading banks selected by the Master Servicer and engaged in transactions in U.S. dollar deposits in the London interbank market.

     "Regular Certificates": Any of the Certificates, which represent the "Regular Interests" in the REMIC for purposes of the REMIC Provisions.

     "Released Principal Amount": With respect to any Distribution Date (i) if a Subordinated Trigger Event exists, zero and (ii) if a Subordinated Trigger Event does not exist, the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal on the Certificates) exceeds the Required Overcollateralization Amount.

     "Remittance Date": With respect to each Servicing Agreement, the date so specified therein which date shall in no case be later than the 21st of each month, or if the 21st of any month does not fall on a Business Day, then the Business Day immediately preceding the 21st.

     "Required Overcollateralization Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, 4.45% of the Assumed Principal Balance as of the Cut-Off Date and (ii) on and after the Stepdown Date, the greater of (x) the lesser of (I) 4.45% of the Assumed Principal Amount with respect to the Cut-Off Date and (II) 8.90% of the Assumed Principal Amount on such Distribution Date and (y) 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

     "Residual Certificates": The Class R Certificates, which represent the "residual interest" in the REMIC for purposes of the REMIC Provisions.

     "Sales Agreement": The Sales Agreement dated November 17, 1999, between the Depositor and SMI regarding the sale of the Mortgage Loans.

     "Servicer": Meritech and its permitted successors and assigns.

     "Servicing Agreement": The Servicing Agreement listed on Schedule II hereto which shall be deemed to be a "Servicing Agreement" for purposes of the Standard Terms.

     "Servicing Fee": With respect to each Mortgage Loan and each Remittance Date, the product of (x) one-twelfth of the Servicing Fee Rate and (y) the aggregate Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.

    "Servicing Fee Rate": With respect to each Mortgage Loan, the fixed per annum rate payable to the Servicer as set out on Schedule I to this Agreement.

     "Servicing Fee Rate": With respect to each Mortgage Loan, the Servicing Rate specified on Schedule I.

     "S&P": Standard & Poor's Rating Service and its successors (26 Broadway, 12/th/ Floor. New York, New York 10004).

     "State": New York.

     "Stepdown Date": The earlier to occur of (i) the later to occur of (A) the Distribution Date in December 2002 and (B) the first Distribution Date on which the Class AV-1 Certificate Principal Balance immediately prior to such Distribution Date (less the Principal Funds for such Distribution Date) is less than or equal to 55.12% of the Scheduled Principal Balances and (ii) the Distribution Date on which the Class AV-1 Certificate Principal Balance has been reduced to zero.

     "Subordinated Certificates": The Class MV-1, Class MV-2 and Class BV-1 Certificates.

     "Subordinated Trigger Event": Any Distribution Date after the Stepdown Date on which:

     (a) Realized Losses since the Cut-Off Date (or, in the case of Subsequent Mortgage Loans, the Subsequent Cut-off Date) with respect to the Mortgage Loans as a percentage of the Scheduled Principal Balance as of the Cut-Off Date (or, in the case of Subsequent Mortgage Loans, the Subsequent Cut-off Date) exceed the percentage set out below with respect to such Distribution Date:

Distribution Date (inclusive)
-----------------------------

October 2001 - September 2002       2.00%
October 2002 - September 2003       3.30
October 2003 - September 2004       4.00
October 2004 - September 2005       4.30
October 2005 - September 2006       4.50
October 2006 and thereafter         4.75
and

     (b) the Scheduled Principal Balance of the Mortgage Loans that, as of such Distribution Date, are 60 or more days Delinquent as a percentage of the Scheduled Principal Balance of the Mortgage Loans exceeds the percentage set out below with respect to such Distribution Date:

Distribution Date (inclusive)
-----------------------------

October 2001 - September 2002       6.00%
October 2002 - September 2003       6.00
October 2003 - September 2004       9.00
October 2004 - September 2005       9.00
October 2005 - September 2006      12.00
October 2006 and thereafter        12.00

     "Subsequent Cut-Off Date": The time and date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust pursuant to the related Subsequent Sales Agreement.

    "Subsequent Mortgage Loans": The Mortgage Loans sold to the Trust pursuant to Section 2.02 hereof, which shall be listed on the Schedule of Mortgage Loans attached to the related Subsequent Sales Agreement.

     "Subsequent Sales Agreement": Each Subsequent Sales Agreement dated as of a Subsequent Sales Date executed by the Master Servicer, the Seller and Saxon Mortgage substantially in the form of Schedule III hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

     "Subsequent Sales Date": The date specified in each Subsequent Sales Agreement which shall be a date no later than the end of the Prepayment Period preceding the first Distribution Date after the end of the Funding Period.

     "Tax Matters Person": Chase Bank of Texas, National Association, a national banking association, and its successors and assigns in such capacity.

     "Telerate Page 3750" the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "Trigger Event": With respect to any Distribution Date after the Stepdown Date, a Trigger Event exists if the product, expressed as a percentage of 2.75 times the quotient of (i) the aggregate Scheduled Principal Balances of all 60 or more days Delinquent Mortgage Loans and (ii) the Scheduled Principal Balances as of the preceding Master Servicer Remittance Date equals or exceeds 45.00%.

     "Trust Estate": As defined in Section 2.01 hereof.

     "Trustee": Chase Bank of Texas, National Association, a national banking association, its successor in interest or any successor trustee appointed in accordance with the Trust Agreement.

     "Trustee Fee": The fee payable monthly to the Trustee by the Master
Servicer.

     "Underwriter": Morgan Stanley & Co. Incorporated.

     "Underwriting Agreement": The Underwriting Agreement dated November 17, 1999, between the Depositor and SMI and the Underwriter.

                                  Article II
               Formation of Trust; Conveyance of Mortgage Loans

     Section 2.01. Conveyance of Mortgage Loans. To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable under the Trust Agreement with respect to the Certificates and the performance of the covenants contained in the Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans (except for any prepayment penalties payable at any time with respect thereto), which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Qualified Substitute Mortgage Loans (except for any prepayment penalties payable at any time with respect thereto) substituted therefor as provided by Section 2.03 of the Standard Terms and pursuant to the terms of the Sales Agreement), together in each case with the related Trustee Mortgage Loan Files and the Depositor's interest in any Collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Monthly Payments due after the Cut-Off Date and all curtailments or other principal prepayments received with respect to the Mortgage Loans paid by the Borrower after the Cut-Off Date (except for any prepayments received after the Cut-Off Date but reflected in the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date) and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Subsequent Mortgage Loans; (iii) the Servicing Agreement; (iv) the Sales Agreement, except that the Depositor does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement; (v) the Asset Proceeds Account, the Pre-Funding Account, the Capitalized Interest Account and the Distribution Account, whether in the form of cash, instruments, securities or other properties; and (vi) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (vi) above, collectively, the "Trust Estate").

     The Trustee acknowledges the sales, assignments and pledges created by the foregoing paragraphs, accepts the trust hereunder in accordance with the provisions hereof and agrees to perform the duties set forth herein or required by the Standard Terms to the end that the interests of the Certificateholders may be adequately and effectively protected in accordance with the terms and conditions of this Agreement.

     By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Mortgage Loans and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders.

     Section 2.02.  Purchase of Subsequent Mortgage Loans.

     (a)  Subject to the satisfaction of the conditions set forth in paragraph
(b) below (based on the Master Servicer's review of such conditions) in consideration of the delivery on a Subsequent Sales Date to or upon the order of the Depositor of all or a portion of the Pre-Funded Amount, as the case may be, the Depositor shall on such Subsequent Sales Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust, and the Trustee shall purchase on behalf of the Trust, all the Depositor's right, title and interest in and to the Subsequent Mortgage Loans, together with the related Trustee Mortgage Loan Files, covered by the Subsequent Sales Agreement delivered on such date.

     (b) The obligation of the Trust to acquire Subsequent Mortgage Loans is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Sales Date:

          (i) the Depositor shall have delivered to the Trustee with a copy to the Master Servicer a duly executed written Subsequent Sales Agreement in substantially the form of Schedule III hereto, which shall include a Schedule of Subsequent Mortgage Loans, and specifying the amount to be withdrawn from the Pre-Funded Account;

         (ii) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

          (iii) no Subsequent Mortgage Loan will have been selected in a manner adverse to the interests of Certificateholders;

          (iv) the Trustee shall have received a letter from each Rating Agency confirming that the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

          (v) no more than 2.00% of the Subsequent Mortgage Loan may be Delinquent as of the related Cut-Off Date and none of these Delinquent Mortgage Loans shall have missed their first payment;

          (vi) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100.00%;

          (vii) each Subsequent Mortgage Loan will be underwritten in accordance with the Depositor's underwriting guidelines;

          (viii) after giving effect to the acquisition of the Subsequent Mortgage Loans, the Mortgage Loans (which shall all be first lien, ARM Loans):

                 (A) will have a weighted average Mortgage Interest Rate of not less than 9.75% and a weighted average margin of at least 6.10%;

                 (B) the Mortgage Loans with a Loan to Value Ratio greater than 80% will not exceed 48.0% of the aggregate Scheduled Principal Balances of the Mortgage Loans and the weighted average Loan to Value Ratio of the Mortgage Loans will not exceed 80.0%;

                 (C) the weighted average remaining amortization term of the Mortgage Loans shall not be less than 352 months;

                 (D)  may not exceed any of the following restrictions:

                              Categories of                                          Restriction (Based on
                             Mortgage Loans                                      Scheduled Principal Balances)
                             --------------                                      ----------------------------
Mortgage Loans secured by investment properties                                             4.50%

Mortgage Loans Secured by manufactured homes
                                                                                            1.60%


                 (E) no more than 2.00% of the Mortgage Loans (by Scheduled Principal Balance) shall have balances in excess of $600,000;

                 (F) no more than 27.00%, 15.00% and 5.00% of the Mortgage Loans (by Scheduled Principal Balance) shall be classified by Saxon Mortgage, Inc. as "B", "C" and "D", respectively;

                 (G) not less than 75% of the Mortgage Loans (by Scheduled Principal Balance ) shall be secured by single family (attached and detached ) residences; and

                 (H) not less than 94% of the Mortgage Loans shall be secured by owner occupied dwellings.
                                    .
                 For purposes of making all calculations required by clause
                 (viii) the Scheduled Principal Balances of the Initial Mortgage Loans at the Loans as of their respective Subsequent Cut-Off Cut-Off Date and of the Subsequent Mortgage Dates shall be used.

          (ix) the Depositor shall have provided the Master Servicer and the Trustee any information reasonably requested by any of them with respect to the Subsequent Mortgage Loans then to be sold to the Trust;

          (x) the Depositor shall have delivered to the Master Servicer for deposit in the Master Servicer Custodial Account all principal and interest due in respect of such Subsequent Mortgage Loans after the related Subsequent Cut-Off Date;

          (xi) the Depositor shall have delivered to the Trustee, the Underwriter and the Rating Agencies a letter from an independent accountant stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Mortgage Loans listed on
                 Schedule I;

          (xii) as of each Subsequent Sales Date, neither the Depositor nor Saxon Mortgage shall be insolvent, nor will either of them be made insolvent by such transfer;

          (xiii) the Funding Period shall not have ended; and

          (xiv) the Depositor and Saxon Mortgage, Inc. each shall have delivered to the Master Servicer and the Trustee an Officer's certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Sales Agreement and opinions of counsel with respect to corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

     (c) Pursuant to Section 2.03(b) hereof, the Trustee shall remit on each Subsequent Sales Date to or upon the order of the Depositor from the Pre-Funding Account the amount specified by the Master Servicer only upon the Trustee's receipt of: (i) a fully executed Subsequent Sales Agreement; (ii) the two Officer's certificates required by Section 2.02(b)(xiv) hereof; (iii) an Opinion or Opinions of Counsel from each of the Depositor and Saxon Mortgage, Inc. required by Section 2.02(b)(xiv); (iv) a letter from each Rating Agency as required by Section 2.02 (b)(iv); (v) a letter from an independent accountant as required by Section 2.02(b)(xi); and (vi) the written instruction from the Master Servicer setting forth the amounts to be paid as required by Section 2.03(b) hereof. The Trustee may rely and shall be protected in relying on all such Officer's certificates as evidencing full compliance with all conditions precedent specified in Section 2.02(b), without any further duty of inquiry with respect thereto.


     (d) On each Subsequent Sales Date and on the Master Servicer Reporting Date immediately following the end of the Funding Period, the Master Servicer shall determine: (i) the amount and correct disposition of the Pre-Funded Amount and the amount remaining in the Capitalized Interest Account and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. With respect to each Subsequent Sales Date, the Master Servicer shall determine the Overfunded Interest Amount. If any amounts are released as a result of an error in calculation to the Holders or the Depositor from the Pre-Funding Account or from the Capitalized Interest Account, the Depositor shall immediately repay such amounts to the Master Servicer.

     Section 2.03.  Pre-Funding Account and Capitalized Interest Account.

     (a) The Trustee shall establish and maintain the Pre-Funding Account and the Capitalized Interest Account, each to be held in trust for the benefit of the Certificateholders. Each of the Pre-Funding Account and the Capitalized Interest Account shall be an Eligible Account. On the Closing Date, the Depositor will cause to be deposited in the Pre-Funding Account the Original Pre-Funded Amount and in the Capitalized Interest Account the Initial Capitalized Interest Amount.

     (b) On any Subsequent Sales Date, the Master Servicer shall instruct the Trustee, with a copy to the Depositor, (i) to withdraw from the Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans as of the applicable Subsequent Cut-Off Date sold to the Trust on such Subsequent Sales Date and (ii) to pay such amounts to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.02(c) hereof with respect thereto. In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Original Pre-Funded Amount.

     (c)  On each Master Servicer Remittance Date to and including the
Master Servicer Remittance Date immediately following the end of the Funding Period, the Master Servicer shall instruct the Paying Agent to transfer: (i) to the Capitalized Interest Account from the Pre-Funding Account, the Pre-Funding Account Earnings; and (ii) to the Asset Proceeds Account from the Capitalized Interest Account, the Capitalized Interest Requirement.

     (d) On each Subsequent Sales Date the Master Servicer shall instruct the Trustee to distribute the Overfunded Interest Amount, if any, to the Depositor. At the end of the Funding Period, all amounts, if any, remaining in the Capitalized Interest Account shall be transferred to the Depositor and the Capitalized Interest Account shall be closed.

     (e) On the Master Servicer Remittance Date immediately following the end of the Funding Period, the Master Servicer shall instruct the Trustee to transfer the Pre-Funded Amount to the Asset Proceeds Account for distribution to the Holders of the Certificates in accordance with Section 3.01(b) hereof.

     (f) The Pre-Funding Account and the Capitalized Interest Account shall not be assets of the REMIC created pursuant to this Agreement.

                                  Article III
                        REMITTING TO CERTIFICATEHOLDERS


     Section 3.01.  Certificate Distributions.

     (a) On each Distribution Date, the Trustee shall make the following allocations from the Asset Proceeds Account of an amount equal to the Interest Funds in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such amount shall have been fully allocated for such Distribution Date:

          (i) to the Class AV-1 Certificates, the Class AV-1 Current Interest and any Interest Carry Forward Amount for the Class AV-1 Certificates;

          (ii)  to the Class MV-1 Certificates, the Class MV-1 Current Interest;

          (iii) to the Class MV-2 Certificates, the Class MV-2 Current Interest;

          (iv) to the Class BV-1 Certificates, the Class BV-1 Current Interest; and any remainder pursuant to Section 3.01(c) hereof.

          (v)   any remainder pursuant to Section 3.01(c) hereof.

     (b) On each Distribution Date, the Trustee shall make the following allocations from the Asset Proceeds Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such allocation shall be made only after all preceding allocations shall have been made until such amount shall have been fully allocated for such Distribution Date:

          (i) to the Class AV-1 Certificates, the Class AV-1 Principal Distribution Amount;

          (ii) to the Class MV-1 Certificates, the Class MV-1 Principal Distribution Amount;

          (iii) to the Class MV-2 Certificates, the Class MV-2 Principal Distribution Amount;

          (iv) if a Subordinated Trigger Event exists on such Distribution Date, sequentially, to the Class MV-1 and Class MV-2 Certificates, in that order, the Class BV-1 Principal Distribution Amount;

          (v) to the Class BV-1 Certificates, the Class BV-1 Principal Distribution Amount (provided that a Subordinated Trigger Event does not exist on such Distribution Date); and

          (vi)  to the Class R Certificates;

provided, however, that, before the Stepdown Date or if a Trigger Event is in effect on any Distribution Date: (a) the Class AV-1 Principal Distribution Amount shall equal the Principal Distribution Amount; (b) after the Certificate

Principal Balance of the Class AV-1 Certificates has been reduced to zero, the Class MV-1 Principal Distribution Amount shall equal the Principal Distribution Amount for such Distribution Date; (c) after the Certificate Principal Balance of the Class MV-1 Certificates has been reduced to zero, the Class MV-2 Principal Distribution Amount shall equal the Principal Distribution Amount for such Distribution Date; and (d) after the Certificate Principal Balance of the Class MV-2 Certificates has been reduced to zero, the Class BV-1 Principal Distribution Amount shall equal the Principal Distribution Amount for such Distribution Date.

     (c) On each Distribution Date, the Trustee shall make the following allocations from the Asset Proceeds Account of the remainder pursuant to Section 3.01(a)(v) hereof, and each such allocation shall be made only after all preceding allocations shall have been made until such remainder has been fully allocated :

          (i)    the Extra Principal Distribution Amount;

          (ii) to the Class MV-1 Certificates, the Class MV-1 Interest Carry Forward Amount;

          (iii) to the Class MV-1 Certificates, the Class MV-1 Unpaid Realized Loss Amount;

          (iv) to the Class MV-2 Certificates, the Class MV-2 Interest Carry Forward Amount;

          (v) to the Class MV-2 Certificates, the Class MV-2 Unpaid Realized Loss Amount;

          (vi) to the Class BV-1 Certificates, the Class BV-1 Interest Carry Forward Amount;

          (vii) to the Class BV-1 Certificates, the Class BV-1 Unpaid Realized Loss Amount;

          (viii) on any Distribution Date on or before the last Distribution Date with respect to the Class AV-1 Certificates, to the Class AV-1 Certificates, the Class AV-1 Certificates Carryover;

          (ix) on any Distribution Date on or before the last Distribution Date with respect to the Class MV-1 Certificates, to the Class MV-1 Certificates, the Class MV-1 Certificates Carryover;

          (x) on any Distribution Date on or before the last Distribution Date with respect to the Class MV-2 Certificates, to the Class MV-2 Certificates, the Class MV-2 Certificates Carryover;

          (xi) on any Distribution Date on or before the last Distribution Date with respect to the Class BV-1 Certificates, to the Class BV-1 Certificates, the Class BV-1 Certificates Carryover;

          (xii)  the remainder pursuant to Section 3.01(d) hereof.

     (d) On each Distribution Date, the Trustee shall allocate the amount remaining in the Asset Proceeds Account pursuant to Section 3.01(c)(xi) hereof to the Class R Certificates.

     (e) On each Distribution Date, the Trustee shall allocate any excess of the Certificate Principal Balance over the Scheduled Principal Balances to reduce the Certificate Principal Balances of the Subordinated Certificates in the following order of priority:

          (i) to the Class BV-1 Certificates until the Class BV-1 Certificate Principal Balance is reduced to zero;

          (ii) to the Class MV-2 Certificates until the Class MV-2 Certificate Principal Balance is reduced to zero; and

          (iii) to the Class MV-1 Certificates until the Class MV-1 Certificate Principal Balance is reduced to zero.

     Section 3.02.  Reports to the Depositor and the Trustee:

     On or before the Business Day preceding each Distribution Date, based on information provided by the Servicer, the Master Servicer shall notify the Depositor and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

     (a) the aggregate amount then on deposit in the Asset Proceeds Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

     (b) the amount of any Realized Losses, Applied Realized Loss Amounts and Unpaid Realized Loss Amounts;

     (c) the application of the amounts described in clauses (a) and (b) on such Distribution Date in accordance with Section 3.01 hereof;

     (d)  whether a Trigger Event or a Subordinated Trigger Event has occurred;
and

     (e) for each Distribution Date during the Funding Period, (i) the Pre-Funded Amount previously used to acquire Subsequent Mortgage Loans; (ii) the Pre-Funding Account Earnings transferred to the Asset Proceeds Account; (iii) the Capitalized Interest Requirement transferred to the Asset Proceeds Account; and (iv) the Pre-Funded Amount; and for the Distribution Date following the end of the Funding Period, the Pre-Funded Amount distributed as a part of a Principal Distribution Amount.

     Section 3.03.  Reports by Master Servicer.

     (a) On or before the Business Day preceding each Distribution Date, based on information provided by the Servicer, the Master Servicer shall report or cause to be reported in writing to the Depositor (in hard copy), each Holder of a Certificate, the Underwriter and the Trustee and their designees (designated in writing to the Master Servicer) and the Rating Agencies:

          (i) with respect to each Class of Certificates (other than Class R) (based on a Certificate in the original principal amount of $1,000):

                 (a)  the amount of the distributions on such Distribution Date;

                 (b)  the amount of such distribution allocable to interest;

                 (c) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Shortfalls, repurchase amounts pursuant to Section 2.03 of the Standard Terms or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Class MV-1, Class MV-2, and Class BV-1 Applied Realized Loss Amount with respect to, and any Class MV-1, Class MV-2, and Class BV-1 Unpaid Realized Loss Amount at, such Distribution Date;

                 (d) the principal balance after giving effect to any distribution allocable to principal; and

                 (e) any Class AV-1, Class MV-1, Class MV-2, and Class BV-1 Interest Carry Forward Amount or any Class AV-1, Class MV-1,
          Class MV-2, and Class BV-1 Certificates Carryover ;

          (ii)   the Net Rate;

          (iii)  the Realized Losses for the period and since the Cut-Off Date;

          (iv)   the largest Mortgage Loan balance outstanding;

          (v)    the Servicing Fees and Master Servicing Fees;

          (vi)   One-Month LIBOR on the most recent Interest Determination Date;

          (vii) the Pass-Through Rates for the Certificates for the current Accrual Period and, if the Pass-Through Rates for any Class of the Certificates for the current Accrual Period is based on the Net Rate, the Pass-Through Rates for the Certificates with respect to which the Net Rate applies; and

          (viii) for each Distribution Date during the Funding Period, the Pre-Funded Amount.

     (b) On each Distribution Date, based on information provided by the Servicer, the Master Servicer will distribute to the Depositor, each Holder, the Underwriter, the Rating Agencies and the Trustee, together with the information described in subsection (a) preceding, the following information in hard copy:

          (i)   the number and aggregate principal balances of Mortgage Loans
     (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related prepayment period;

          (ii) the percentage that each of the Scheduled Principal Balances set forth pursuant to clauses (a), (b) and (c) of paragraph (i) above represent with respect to all Mortgage Loans;

          (iii) the number and Scheduled Principal Balance of all Mortgage Loans in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

          (iv) the number of Mortgagors and the Scheduled Principal Balances of Mortgage Loans involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

          (v) the aggregate number and aggregate book value of any REO Property as of the close of business as of the end of the related Prepayment Period; and

          (vi) the number and amount by principal balance of 60+ Day Delinquent Loans, by Servicer and as of the end of the related Prepayment Period.

          (c) All allocations made by the Trustee shall be based on information the Trustee receives from the Master Servicer which the Trustee shall be protected in relying on.

                                   Article IV
                                The Certificates

     Section 4.01.  The Certificates.

     The Certificates shall be designated generally as the Mortgage Loan Asset Backed Certificates, Series 1999-4. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $370,000,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.06 of the Standard Terms. The following table sets forth the Classes of Certificates and the initial Certificate Principal Balance for each such Class:

                                             Initial Certificate
              Class                            Principal Balance

               AV-1                                 $303,437,000
               MV-1                                 $ 27,568,000
               MV-2                                 $ 20,340,000
               BV-1                                 $ 18,655,000
                R                                         (1)

___________________

/(1)/ The Class R Certificates have no stated principal balance or Pass-Through
 Rate and are not entitled to any scheduled distributions of principal or interest.

     Section 4.02.  Denominations.

     The Book-Entry Certificates shall be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates shall be held by the Beneficial Owners thereof through the book-entry facilities of the Clearing Agency as described herein, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class R Certificates shall be issued in certificated, fully-registered form in minimum Percentage Interests of 25% and integral multiples of 1% in excess thereof, except that two Class R Certificates may be issued in different denominations.

                                   Article V
                           Miscellaneous Provisions

     Section 5.01.  Request for Opinions.

     (a) The Depositor and the Master Servicer hereby request and authorize McGuire, Woods, Battle & Boothe LLP, as their counsel in this transaction, to issue on behalf of the Depositor and the Master Servicer such legal opinions to the Trustee and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust or
(ii) requested by the Trustee, any Rating Agency or their respective counsels.

     (b) The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor, the Master Servicer, and each Rating Agency as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

     Section 5.02.  Form of Certificates; Schedules and Exhibits; Governing Law.

     (a) The Certificates shall be substantially in the respective forms set forth in the Exhibits hereto. All Certificates shall be dated the date of their execution.

     (b) Each of the Schedules and Exhibits attached hereto or referenced herein is incorporated herein by reference as contemplated by the Standard Terms.

     (c) In accordance with Section 11.04 of the Standard Terms, this Agreement shall be construed in accordance with and governed by the laws of the State, without regard to any conflicts of laws principles thereof.

     (d) Notwithstanding Section 5.05(a) of the Standard Terms, Class R Certificates shall only be transferable to an affiliate of the Depositor or a Qualified Institutional Buyer.

     Section 5.03.  REMIC Administration.

     (a) REMIC. (i) The beneficial ownership of the REMIC shall be evidenced as set in Section 4.01 hereof; Class AV-1, Class MV-1, Class MV-2, and Class BV-1 Certificates are Regular Interests in the REMIC. The Class R Certificates are the residual interest in the REMIC.

          (ii) The assets of the REMIC are the Mortgage Loans and the Asset Proceeds Account.

          (iii) On each Distribution Date, amounts in the Asset Proceeds Account will be distributed as provided in Section 3.01 hereof.

     (b)  General.

          (i) The Closing Date is designated as the "start up" day of the REMIC.

          (ii) The Trustee shall make an election to treat the REMIC as a REMIC under the Code.

     (c) The "latest possible maturity date" for purposes of the REMIC regulations and the REMIC established hereby is December 25, 2031.

     Section 5.04.  Optional Termination.

     (a) On any Master Servicer Remittance Date on or after the Initial Optional Termination Date, the Master Servicer may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account to the Asset Proceeds Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount, plus in all cases all accrued and unpaid Servicing Fees and Master Servicing Fees plus the aggregate amount of any unreimbursed Advances and any Advances which the Servicer or the Master Servicer has theretofore failed to remit; but in any event such purchase amount shall be sufficient to retire all Certificates in full. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) The Master Servicer shall direct the Trustee to adopt and the Trustee shall adopt, as to the REMIC established hereunder, a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer, and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidation constitutes, as to such REMIC, a Qualified Liquidation. In addition, the Master Servicer shall provide to the Trustee an Opinion of Counsel acceptable to the Trustee to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

     (c) Promptly following any purchase described in this Section 5.04, the Trustee will release the Trustee Mortgage Loan File to the Master Servicer or otherwise upon its order.

     Section 5.05.  Master Servicer; Certificate Registrar and Paying Agent

     (a)  Saxon Mortgage, Inc. is hereby appointed as Master Servicer hereunder.

     (b) Chase Bank of Texas, National Association is hereby appointed as Certificate Registrar and Paying Agent.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of November 1, 1999.

                                       SAXON ASSET SECURITIES COMPANY



                                       By:  /s/ Bradley D. Adams
                                            -------------------------------
                                           Bradley D. Adams, Vice President



                                       SAXON MORTGAGE, INC.

                                           as Master Servicer



                                       By:  /s/ Michael L. Sawyer
                                            -------------------------------
                                           Michael L. Sawyer, President



                                       CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                           as Trustee



                                       By:  /s/ Lila R. Garlin
                                            -------------------------------
                                           Lila R. Garlin, Vice President

COMMONWEALTH OF VIRGINIA    )

                            ) ss.:

COUNTY OF HENRICO           )


     The foregoing instrument was acknowledged before me November 17, 1999, by Bradley D. Adams, a Vice President of Saxon Asset Securities Company, a Virginia corporation, on behalf of the corporation.

                          /s/ Joyce T. Collins
                        --------------------------------------------
                        Notary Public


My Commission expires:    9/30/2002
                        --------------

COMMONWEALTH OF VIRGINIA    )

                            ) ss.:

COUNTY OF HENRICO           )


       The foregoing instrument was acknowledged before me on November 17, 1999, by Michael L. Sawyer, President of Saxon Mortgage, Inc., a Virginia corporation, on behalf of the corporation.

                             /s/ Joyce T. Collins
                            ----------------------------
                            Notary Public


My Commission expires:    9/30/2002
                        --------------

CITY OF RICHMOND            )

                            ) ss.:

COMMONWEALTH OF VIRGINIA    )


       The foregoing instrument was acknowledged before me November 22, 1999, by Lila R. Garlin, a Vice President of Chase Bank of Texas, National Association, a national banking association, on behalf of the bank.


                              /s/ Patsy K. Childress
                            -----------------------------
                            Notary Public


My Commission expires:   2/28/2003
                       ----------------

                                   Schedule I

                                 Mortgage Loans
                                 --------------

                                  Schedule II

                                Sales Agreement
                                ---------------

                                  Schedule III

                       Form of Subsequent Sales Agreement
                       ----------------------------------